SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           FIRST INVESTORS SERIES FUND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.




     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration
         Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                               [FIMCO LETTERHEAD]


December 28, 2004


First Investors
95 Wall Street
New York, New York 10005

Dear Shareholder/Contract or Policy Owner:

We are pleased to enclose the Proxy Statement for the concurrent meetings of shareholders of the First Investors Special Situations Fund, a series of First Investors Series Fund, and the Life Series Discovery Fund, a series of the First Investors Life Series Fund, to be held on January 26, 2005. The Special Situations Fund and the Life Series Discovery Fund are collectively referred to as the "Funds."

The purpose of the meetings is to obtain the approval of shareholders for (1) proposals to enter into subadvisory agreements with Paradigm Capital Management, Inc. ("PCM") under which it will become the subadviser of the Funds and (2) proposals to permit First Investors Management Company, Inc. ("FIMCO"), the Funds' investment adviser, and the Board of Trustees of the Funds ("the Board"), to hire subadvisers and to modify subadvisory agreements in the future without shareholder approval.

THE BOARD OF THE FUNDS HAS UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT SHAREHOLDERS APPROVE THEM AS WELL. THERE WILL BE NO MATERIAL CHANGES IN THE FUNDS' INVESTMENT OBJECTIVES OR INVESTMENT POLICIES. AND, IMPORTANTLY, THERE WILL BE NO INCREASE IN THE ADVISORY FEES PAID BY THE FUNDS. PCM'S SUBADVISORY FEES WOULD BE PAID BY FIMCO, AND NOT BY THE FUNDS. THE PROPOSALS ARE INTENDED TO IMPROVE THE PERFORMANCE OF THE FUNDS AND TO PROVIDE FIMCO AND THE BOARD WITH THE ABILITY TO MAKE FUTURE SUBADVISORY CHANGES WITHOUT BURDENING THE FUNDS WITH THE COSTS OF SHAREHOLDER MEETINGS.

PCM is an experienced and well-regarded firm. As of November 30, 2004, PCM held investment management authority with respect to approximately $1.4 billion in assets. Of that amount, PCM acted as investment adviser or subadviser to registered investment companies with net assets of approximately $123.5 million.

PLEASE READ THE ENCLOSED MATERIALS CAREFULLY AND VOTE YOUR SHARES TODAY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. BY DOING SO, YOU WILL HELP THE FUNDS AVOID THE COSTS OF ADDITIONAL MAILINGS.

Very truly yours,


/s/ Kathryn S. Head
----------------------
Kathryn S. Head
President
First Investors Series Fund
First Investors Life Series Fund

                     FIRST INVESTORS SPECIAL SITUATIONS FUND
                                 95 Wall Street
                            New York, New York 10005
                                ----------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                JANUARY 26, 2005


To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders ("Meeting") of the Special Situations Fund ("Fund"), a series of First Investors Series Fund ("Trust"), will be held on January 26, 2005, at 95 Wall Street, New York, New York 10005, at 10:00 a.m., Eastern time, for the following purposes:

     1. To approve or disapprove a Subadvisory Agreement among First Investors Series Fund, First Investors Management Company, Inc. ("FIMCO"), and Paradigm Capital Management, Inc. ("PCM"); and,

     2. To approve or disapprove a policy to permit FIMCO and the Trust's Board of Trustees to appoint and replace subadvisers, enter into subadvisory agreements, and approve amendments to subadvisory agreements on behalf of the Fund without further shareholder approval.

Shareholders of record as of the close of business on December 20, 2004, are entitled to notice of and to vote at, the Meeting or any adjournment thereof.

PLEASE EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE TRUST'S BOARD OF TRUSTEES. RETURNING YOUR PROXY PROMPTLY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING AND TO AVOID THE COSTS OF ADDITIONAL PROXY MAILINGS. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE FUND AT ANY TIME BEFORE THE PROXY IS EXERCISED, OR BY VOTING IN PERSON AT THE MEETING.

By Order of the Board of Trustees,


---------------------------
/s/ Carol Lerner Brown
Assistant Secretary
December 28, 2004
95 Wall Street
New York, New York 10005

                     FIRST INVESTORS SPECIAL SITUATIONS FUND
                    (A SERIES OF FIRST INVESTORS SERIES FUND)

                                       AND

                           LIFE SERIES DISCOVERY FUND
                 (A SERIES OF FIRST INVESTORS LIFE SERIES FUND)

                           FIRST INVESTORS CORPORATION
                                 95 WALL STREET
                            NEW YORK, NEW YORK 10005
                         ______________________________

                                 PROXY STATEMENT
                         ______________________________

                         SPECIAL MEETING OF SHAREHOLDERS

                                JANUARY 26, 2005

      This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of the First Investors Special Situations Fund, a series of First Investors Series Fund ("Trust"), and the Life Series Discovery Fund, a series of First Investors Life Series Fund ("Trust"), in connection with the solicitation of proxies made by, and on behalf of, the Trusts' Boards of Trustees (collectively, the "Board") to be used at the Special Meeting of Shareholders to be held on January 26, 2005, at the principal executive office of the Trusts, 95 Wall Street, New York, New York 10005 at 10:00 a.m. Eastern Time. The Special Situations Fund and the Life Series Discovery Fund may be referred to individually as a "Fund" and are collectively referred to as the "Funds" and the Special Meeting and any adjournments thereof are referred to collectively as the "Meeting." This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about December 31, 2004.

      This Proxy Statement and the accompanying proxy card are also being furnished to persons who have invested in the Life Series Discovery Fund through variable annuity contracts and variable life policies issued by First Investors Life Insurance Company ("FIL"). Although FIL is the sole shareholder of the Life Series Discovery Fund, it will vote shares that are attributable to variable annuity contracts or variable life policies in accordance with the votes received from the contract owners and policy holders. FIL will vote shares attributable to contract owners or policy holders who do not vote in the same proportion that it votes shares attributable to those who do vote. Since contract owners and policy holders essentially are entitled to vote through FIL, we will refer to them hereinafter simply as "shareholders."

      The presence, in person or by proxy, of Fund shareholders entitled to cast a majority of all votes entitled to be cast at the Meeting will constitute a quorum. In the absence of a quorum or in the event that a quorum is present at the Meeting, but votes sufficient to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposals in favor of such an adjournment and will vote those proxies required to be voted "AGAINST" the proposals against such adjournment. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

      Broker non-votes are shares held in "street name" for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but will not be voted for or against any adjournment or proposal.

      All properly executed and unrevoked proxies received in time for the Meeting will be voted as instructed by shareholders. Approval of each proposal requires the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting. If you execute your proxy but give no voting instructions, your shares that are represented by proxies will be voted "FOR" the Proposed Agreements, "FOR" the Subadviser Approval Policy and "FOR" or "AGAINST" any other business that may properly arise at the Meeting, in the proxies' discretion. Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Trusts ("Secretary"). To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate the shareholder's name and account number. In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy by voting in person.

      Shareholders of record as of the close of business on December 20, 2004 ("Record Date"), are entitled to vote at the Meeting. On the Record Date, the Special Situations Fund had 12,381,374.029 shares issued and outstanding, consisting of 11,101,297.183 Class A shares and 1,280,076.846 Class B shares. On the Record Date, the Life Series Discovery Fund had 2,779,019.734 shares issued and outstanding. Shareholders are entitled to one vote for each full share held and a fractional vote for each fractional share held. Except as set forth in Appendix A, as of the Record Date, the Funds do not know of any person who owns beneficially or of record more than 5% of any class of shares of the Funds. As of that same date, the Board, as a group, owned less than 1% of any class of the Funds' outstanding shares.

      The solicitation of proxies, the cost of which will be borne by the Funds, will be made by mail. The Funds' officers, and those employees of First Investors Management Company ("FIMCO") who assist in the proxy solicitation, will not receive any additional or special compensation for any such efforts. The Funds will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons. The Funds may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

      COPIES OF THE FUNDS' MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, HAVE PREVIOUSLY BEEN DELIVERED TO SHAREHOLDERS. SHAREHOLDERS MAY REQUEST COPIES OF THE FUNDS' ANNUAL AND SEMI-ANNUAL REPORTS, WITHOUT CHARGE, BY WRITING ADMINISTRATIVE DATA MANAGEMENT CORP., 581 MAIN STREET, WOODBRIDGE, NJ 07095-1198, OR BY CALLING 1-800-423-4026.

                                  INTRODUCTION

      On November 18, 2004, the Board approved, subject to shareholder approval, Subadvisory Agreements ("Proposed Agreements") among each Fund, FIMCO, and Paradigm Capital Management, Inc. ("PCM"). Under the Proposed Agreements, PCM will manage the investments of each Fund. PCM is a registered investment adviser under the Investment Advisers Act of 1940 that provides investment services to registered investment companies, private investment partnerships, pension and profit sharing plans, high net worth individuals, and other institutions. PCM was formed in 1994, manages in excess of $1 billion and has extensive experience in managing accounts investing in small cap assets. PCM employs a value oriented-style. Consequently, each Fund's principal investment strategy will change from a growth-oriented style to a value-oriented style.

      Under the Proposed Agreements, FIMCO, and not the Funds, will pay PCM for its services. FIMCO will also oversee and supervise PCM's activities as subadviser and evaluate its performance.

      The Board recommends that each Fund's shareholders approve its respective Proposed Agreement with PCM. In addition, the Board is asking each Fund's shareholders to approve a policy that permits FIMCO and the Board to appoint and replace subadvisers, enter into new subadvisory agreements, and amend subadvisory agreements without further shareholder approval.


      PROPOSAL 1: TO APPROVE OR DISAPPROVE A SUBADVISORY AGREEMENT AMONG EACH FUND, FIMCO AND PCM.

      FIMCO proposed to the Board, and the Board approved at its meeting on November 18, 2004, Proposed Agreements among each Fund, FIMCO and PCM.

PARADIGM CAPITAL MANAGEMENT, INC.

      The principal office of PCM is located at Nine Elk Street, Albany, New York 12207-1002. Further information regarding PCM is set forth in Appendix B.

PROPOSED SUBADVISORY AGREEMENTS

      Under the Proposed Agreements, PCM would be responsible, subject to the supervision of the Board and FIMCO, for the investment management of the assets of each Fund, including the selection of each Fund's investments and the broker-dealers that will execute transactions for each Fund. The Proposed Agreements recognize that PCM, under certain circumstances, may direct brokerage to broker-dealers who charge higher commissions if in its judgment the commissions are reasonable in relation to the value of the research, analysis, advice or similar services provided by such broker-dealer. The Proposed Agreements also provide that PCM will maintain certain books and records required to be maintained by it pursuant to the Investment Company Act of 1940, as amended, ("1940 Act") and the rules and regulations promulgated thereunder with respect to transactions that PCM effects on behalf of each Fund, and will furnish the Board and FIMCO with such periodic and special reports as the Board or FIMCO may reasonably request.

      The Proposed Agreements provide that PCM will not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund, their shareholders, a Trust or FIMCO in connection with the matters to which a Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of PCM in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement. A form of Proposed Agreement is set forth in Appendix C. The following discussion is qualified in its entirety by reference to the Proposed Agreement in Appendix C.

      Each Proposed Agreement provides that the Funds, by the vote of a majority of the Board or a majority of its outstanding voting securities, may terminate its agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to PCM and PCM may terminate each Proposed Agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to FIMCO. In addition, each Proposed Agreement is automatically terminable upon assignment.

      Under the Proposed Agreements, for the services performed and the expenses assumed, PCM would receive a subadvisory fee from FIMCO (and not from the Funds), computed in the following manner. The daily net assets of the Funds shall first be added together. An aggregate fee shall then be computed on the sum as if the Funds were combined using the following schedule: 0.40% of the first $50 million; 0.30% of the next $200 million; and 0.25% on the balance over $250 million. The fee payable under each Proposed Agreement shall then be computed by multiplying the aggregate fee by the ratio of the net assets of a Fund to the sum of the net assets of both Funds.

      If approved by the Funds' shareholders, the Proposed Agreements will become effective on the date of approval, or shortly thereafter, and will remain in effect for an initial two-year term. Thereafter, each Proposed Agreement will continue in effect if it is approved at least annually by a vote of each Fund's shareholders or by the Board, provided that, in either event, continuance is approved by the vote of a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

EVALUATION BY THE BOARD

      After considering the relative performance of each Fund, the Board determined that it is in each Fund's best interest to evaluate and then select an investment subadviser. The Board considered several factors when evaluating PCM and in approving the Proposed Agreements, including PCM's experience in managing assets in the small cap value style, its reputation, the past performance of an account managed by PCM in the small cap value style, its overall capabilities to perform the services under each Proposed Agreement and its willingness to perform those services for each Fund. A discussion of the factors relating to the Boards' selection of PCM and approval of the Proposed Agreements and subadvisory fee to be paid by FIMCO to PCM follows.

      1) DISCUSSION OF THE NATURE, EXTENT, AND QUALITY OF THE SERVICES TO BE PROVIDED BY PCM. The Board proposes that PCM manage the investment operations and all or a designated portion of the assets of the Funds, subject to supervision by FIMCO and the Board. In determining that PCM's services would benefit each Fund, the Board considered that PCM's investment process, including its value-oriented style and the background and experience of the portfolio management team, could enhance the performance of each Fund. In addition, the Board considered PCM's investment resources and the adequacy of its compliance program.

      2) DISCUSSION OF THE PERFORMANCE OF THE FUNDS AND PCM. The Board evaluated the Funds' performance relative to PCM's performance record for a small cap value managed account during the previous three calendar years since inception and for the one, two, and three year periods ended October 31, 2004. The Board noted that the performance of PCM's managed account was better than relevant indices for most of the time periods presented, including since inception and year-to-date performance periods.

      3) DISCUSSION OF THE COSTS OF THE SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY PCM AND ITS AFFILIATES FROM THE RELATIONSHIP WITH THE FUNDS. The Board considered the representation from PCM that the fee schedules in the Proposed Agreements are lower than the fee schedules for PCM's other subadvisory relationships. Since the subadvisory relationship with PCM is new, the Board did not consider the costs of the services to be provided and profits to be realized by PCM and its affiliates from the relationship with the Funds.

      4) DISCUSSION OF THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUNDS GROW AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE FOR THE BENEFIT OF FUND INVESTORS. The Board noted that the fees paid to PCM are paid by FIMCO and not the Funds. However, the Board considered that FIMCO negotiated "breakpoints" in PCM's fees based on the levels of assets in the Funds and FIMCO's representation that it would not benefit economically from the proposed fee arrangement with PCM.

      5) DISCUSSION OF THE COMPARISONS OF THE AMOUNTS TO BE PAID UNDER THE PROPOSED AGREEMENTS WITH THOSE UNDER CONTRACTS BETWEEN PCM AND ITS OTHER CLIENTS. The Board considered PCM's representation that the fee schedule for the Funds under the Proposed Agreements is lower than the fee schedule for PCM's other subadvisory relationships, which include a registered investment company and other institutional investors.

      6) DISCUSSION OF THE BENEFITS TO BE DERIVED BY PCM FROM THE RELATIONSHIP WITH THE FUNDS. The Board considered the benefits accruing to PCM as a result of the subadvisory relationship with the Funds, including materially expanding the level of assets under management by PCM and potentially increased opportunities for soft dollar arrangements. The term soft dollars generally refers to arrangements where an investment adviser purchases brokerage and research services provided by broker-dealers with commissions from its clients' securities transactions.

      After full consideration of these factors, the Board of Trustees, including a majority of the Independent Trustees, recommended that each Fund's shareholders approve the Proposed Agreements.

REQUIRED VOTE

      Approval of Proposal 1 requires the affirmative vote of the lesser of (1) 67% or more of the shares of each Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting.

                     THE BOARD RECOMMENDS THAT SHAREHOLDERS
                             VOTE "FOR" PROPOSAL 1.

                          ____________________________



      PROPOSAL  2: TO APPROVE A POLICY TO PERMIT  FIMCO AND THE BOARD TO
      APPOINT  AND  REPLACE  SUBADVISERS,   TO  ENTER  INTO  SUBADVISORY
      AGREEMENTS, AND TO APPROVE AMENDMENTS TO SUBADVISORY  AGREEMENTS ON
      BEHALF  OF  THE  FUNDS  WITHOUT   FURTHER   SHAREHOLDER   APPROVAL
      ("SUBADVISER APPROVAL POLICY" OR "POLICY").

PROPOSED SUBADVISER APPROVAL POLICY

      The proposed Subadviser Approval Policy would permit FIMCO, subject to the approval of the Board, including a majority of the Independent Trustees, to appoint and replace subadvisers and to amend subadvisory agreements without obtaining shareholder approval. The Subadviser Approval Policy thus would permit FIMCO to change subadvisers or subadvisory arrangements in a variety of situations, including, but not limited to: (1) the existing subadviser has a record of substandard performance; (2) the individual employees responsible for portfolio management of the Fund leave the investment advisory firm; (3) there is a change of control of the subadviser; (4) FIMCO decides to diversify the Funds' management by adding another subadviser; or (5) there is a change in investment style of the Fund.

      If shareholders approve the Subadviser Approval Policy, under current law, the funds would still be required to obtain exemptive relief from the SEC to appoint and replace subadvisers or to amend subadvisory agreements without obtaining shareholder approval. There is no assurance that such relief would be granted by the SEC. However, there is a pending rule proposal that would permit the Board to appoint and replace subadvisers or to amend subadvisory agreements without obtaining shareholder approval subject to certain conditions. The rule would eliminate the need for the Funds to obtain exemptive relief from the SEC.

      Approval of the Subadviser Approval Policy will not affect any of the other requirements under the federal securities laws that govern the Funds, FIMCO, any subadviser, or any subadvisory agreement, other than the requirement to call and hold a meeting of the Funds' shareholders for the purpose of approving a subadvisory agreement. The Board, including the Independent Trustees, will continue to evaluate and approve all new subadvisory agreements between FIMCO and any subadviser as well as all changes to existing subadvisory agreements. In addition, the Funds and FIMCO will be subject to certain conditions pursuant to the pending SEC rule or exemptive order to ensure that the interests of the Funds' shareholders are adequately protected whenever FIMCO acts under the Subadviser Approval Policy. Finally, within 90 days of the appointment of a new subadviser, the Funds will provide its shareholders with an information statement that contains substantially the same relevant information about the subadviser, the subadvisory agreement and the subadvisory fee that the Funds' shareholders would receive in a proxy statement. If the Funds' shareholders are not satisfied with the subadvisory arrangements that FIMCO and the Board implement under the Subadviser Approval Policy, they would, of course, be able to exchange or sell their shares.

      Shareholder approval of this Proposal 2 will not change the total amount of management fees paid by the Funds to FIMCO or FIMCO's duties and responsibilities toward the Funds under the current Investment Advisory Agreement.

BENEFITS OF THE SUBADVISER APPROVAL POLICY

      The Board believes that it is in the best interests of the Funds' shareholders to give FIMCO the maximum flexibility to select, supervise and evaluate subadvisers without incurring the expense and potential delay of seeking specific shareholder approval. The current subadviser approval process requires that the Funds call and hold meetings of the Funds' shareholders, create and distribute proxy materials, and arrange for the solicitation of voting instructions from shareholders. This process is time-intensive and costly. These costs generally are borne entirely by the Funds. If FIMCO and the Board can rely on the Subadviser Approval Policy, the Board would be able to act more quickly and with less expense to appoint unaffiliated subadvisers when the Board and FIMCO believe such appointments would benefit the Funds and their shareholders.

      Also, the Board believes that it is appropriate to vest the selection, supervision and evaluation of the subadvisers in FIMCO, subject to review by the Board, in light of FIMCO's significant experience and expertise in this area. The Board believes that investors may choose to invest in the Funds because of FIMCO's experience in this respect.

      Finally, the Board will oversee the subadviser selection process to ensure that shareholders' interests are protected whenever FIMCO selects a subadviser or modifies a subadvisory agreement. The Board, including a majority of the Independent Trustees, will continue to evaluate and approve all new subadvisory agreements as well as any modification to existing subadvisory agreements. In each review, the Board will analyze all factors that it considers to be relevant to the determination, including the nature, quality and scope of services provided by the subadvisers. The Board will compare the investment performance of the assets managed by the subadviser with other accounts with similar investment objectives managed by other advisers and will review the subadviser's compliance with federal securities laws and regulations. The Board believes that its review will ensure that FIMCO continues to act in the best interests of the Funds and the shareholders.

REQUIRED VOTE

      Approval of Proposal 2 requires  the  affirmative  vote of the lesser of
(1) 67% or more of the shares of each Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting. If the Funds' shareholders do not approve the Subadviser Approval Policy, the Funds will continue to be required to call a special meeting and to bear the cost of special meetings to obtain shareholder approval of any proposed changes in the Funds' subadvisory arrangements.

                     THE BOARD RECOMMENDS THAT SHAREHOLDERS
                              VOTE "FOR" PROPOSAL 2

                          ____________________________


      OTHER INFORMATION

      SHAREHOLDER PROPOSALS. As a general matter, the Fund does not hold regular annual or other regular meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Funds' shareholders should send such proposals to the Funds at 95 Wall Street, New York, New York 10005. Proposals must be received within a reasonable period of time prior to any meeting to be included in the proxy materials or otherwise to be considered at the meeting. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

      OTHER BUSINESS. The Funds' management knows of no other business to be presented to the Meeting other than the matters set forth in this Proxy
Statement, but should any other matter requiring a vote of the Funds' shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Funds.

                                   APPENDIX A


      The following shareholders are shown on the Discovery Fund's records as owning more than 5% of a class of its shares:


                FIRST INVESTORS LIFE SERIES FUND - DISCOVERY FUND

--------------------------------------------------------------------------------

                                       NUMBER AND PERCENTAGE OF SHARES
NAME AND ADDRESS                 BENEFICIALLY OWNED AS OF NOVEMBER 30, 2004
----------------                 ------------------------------------------
--------------------------------------------------------------------------------

First Investors Life
Insurance Company                    2,791,027                   100%
95 Wall Street
New York, New York 10005
--------------------------------------------------------------------------------


                                   APPENDIX B

The following is a list of the principal executive officers and directors of PCM.


NAME                  ADDRESS                       PRINCIPAL OCCUPATION
----                  -------                       --------------------

Peter E. Bulger       Nine Elk Street               Director and Chief
                      Albany, New York 12207-1002   Compliance Officer

John B. Walthausen    Nine Elk Street               Portfolio Manager
                      Albany, New York 12207-1002

Candace King Weir     Nine Elk Street               Director, Chief Executive
                      Albany, New York 12207-1002   Officer, and Chief
                                                    Investment Officer

David J. DeLuca       Nine Elk Street               Director and Chief Financial
                      Albany, New York 12207-1002   Officer

                                   APPENDIX C
                            FIRST INVESTORS [ ] FUND
                              SUBADVISORY AGREEMENT


    Agreement made as of this ___ day of ________, 2004, by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), PARADIGM CAPITAL MANAGEMENT, INC. (the "Subadviser"), and FIRST INVESTORS [ ] FUND (the "Fund"), a Massachusetts business trust and a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of First Investors [ ] Fund.

                              W I T N E S S E T H:
                              -------------------

    WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 13, 1994 (the "Advisory Agreement") with the Fund, pursuant to which the Adviser acts as investment adviser of each series of the Fund; and

    WHEREAS, the Adviser and the Fund each desire to retain the Subadviser to provide investment advisory services to First Investors [ ] Fund, a series of the Fund, and the Subadviser is willing to render such investment advisory services.

    NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

    1.  SUBADVISER'S DUTIES.

        (a) PORTFOLIO MANAGEMENT. Subject to supervision by the Adviser and the Fund's Board of Trustees, the Subadviser shall manage the investment operations and such portion of the assets of First Investors [ ] Fund (the "Series") that is allocated to it by the Adviser, in accordance with that Series' investment objectives, policies and restrictions, and subject to the following understandings:

            (i) INVESTMENT DECISIONS. The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Series, and what portion of such assets will be invested or held uninvested as cash.

            (ii) INVESTMENT LIMITS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in the (A) Fund's Declaration of Trust, as amended and restated from time to time, its By-Laws, and the Prospectus and Statement of Additional Information applicable to the Series, (B) instructions and directions of the Adviser and of the Board of Trustees of the Fund, and (C) requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, as applicable to the Series, and all other applicable federal and state laws and regulations.

            (iii) PORTFOLIO TRANSACTIONS. With respect to the securities and other investments to be purchased or sold for the Series, the Subadviser shall place orders with or through such persons, brokers, dealers or futures commission merchants selected by the Subadviser, provided, however, that such orders shall (A) be consistent with the brokerage policy set forth in the Prospectus and Statement of Additional Information applicable to the Series, or approved by the Fund's Board of Trustees, (B) conform with federal securities laws, and (C) be consistent with securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the research, investment information and other services provided by, and the financial responsibility of, brokers, dealers or futures commission merchants who may effect, or be a party to, any such transaction or other transactions to which the Subadviser's other clients may be a party.

    On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Series as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

            (iv) RECORDS AND REPORTS. The Subadviser shall maintain such books and records required by Rule 31a-1 under the 1940 Act as shall be agreed upon from time to time by the parties hereto, and shall render to the Fund's Board of Trustees such periodic and special reports as the Board of Trustees of the Fund may reasonably request.

            (v) TRANSACTION REPORTS. The Subadviser shall provide the custodian of the Series on each business day with information relating to all transactions concerning the Series' assets and shall provide the Adviser with such information upon the Adviser's request.

            (vi) FUND POLICIES. The Subadviser will comply with all policies and procedures of the Fund, including the portfolio holdings information policy.

            (vii) SIGNIFICANT EVENTS. The Subadviser will monitor the securities owned by the Fund for potential significant events that could affect their values and notify the Fund when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities.

        (b) SUBADVISER'S DIRECTORS, OFFICERS AND EMPLOYEES. Services to be furnished by the Subadviser under this Agreement may be furnished through any of its directors, officers or employees. The Subadviser shall notify the other parties to this Agreement of any change in the Subadviser's management or ownership within a reasonable time after such change.

        (c) MAINTENANCE OF RECORDS. The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder which are needed by the Adviser to maintain the books and records of the Series required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records it maintains for the Series are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by

Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

         (d) FIDELITY BOND, ERRORS & OMISSIONS POLICY, AND COMPLIANCE PROGRAM. The Subadviser will provide the Fund with reasonable evidence that, with respect to its activities on behalf of the Series, the Subadviser is (i) maintaining adequate fidelity bond and errors & omissions insurance, (ii) has adopted a compliance program that meets the requirements of the federal securities laws, including all required codes of ethics, and (iii) has designated a Chief Compliance Officer in accordance with the requirements of the federal securities laws. The Subadviser shall also make such compliance reports and certifications as are required by the Fund's compliance program.

    2. ADVISER'S DUTIES. The Adviser shall continue to have responsibility for all other services to be provided to the Fund and each Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

    3. DOCUMENTS PROVIDED TO THE SUBADVISER. The Adviser has or will deliver to the Subadviser current copies and supplements thereto of each of the following documents, and will deliver to it all future amendments and supplements, if any:

        (a)  the   Declaration   of  Trust  of  the  Fund,  as  filed  with  the
Massachusetts Department of Assessment and Taxation;

        (b)  the By-Laws of the Fund;

        (c) certified resolutions of the Board of Trustees of the Fund authorizing the appointment of the Adviser and the Subadviser and approving the form of this Agreement;

        (d) the Fund's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), pertaining to the Series, as filed with the Securities and Exchange Commission; and

        (e)  the   Prospectus   and   Statement  of   Additional   Information
pertaining to the Series.

    4. COMPENSATION OF THE SUBADVISER. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay to the Subadviser, effective from the date of this Agreement, a fee which is computed daily and paid monthly from the Series' assets at the annual rates set forth in the attached Schedule A. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

    5. LIABILITY OF THE SUBADVISER. The Subadviser agrees to perform faithfully the services required to be rendered to the Fund and the Series under this Agreement, but nothing herein contained shall make the Subadviser or any of its officers, partners or employees liable for any loss sustained by the Fund or its officers, Trustees or shareholders or any other person on account of the services which the Subadviser may render or fail to render under this Agreement; provided, however, that nothing herein shall protect the Subadviser against liability to the Fund, or to any of the Series' shareholders, to which the Subadviser would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect the Subadviser from any liabilities that it may have under the 1933 Act or the 1940 Act.

    6. DURATION AND TERMINATION. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years from the date written above only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, or by the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

    7. SUBADVISER'S SERVICES ARE NOT EXCLUSIVE. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

    8. REFERENCES TO THE SUBADVISER. During the term of this Agreement, the Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Series or the public, which refer to the Subadviser or its clients in any way.

    9. EXCLUSIVITY. The Subadviser agrees not to manage the assets of any non-affiliated third party investment company that has investment objectives and policies substantially similar to the investment objectives and policies employed by the Series.

    10. AMENDMENTS. This Agreement may be amended by mutual consent, subject to approval by the Fund's Board of Trustees and the Series' shareholders to the extent required by the 1940 Act.

    11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

    12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

    13. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

    14. THE 1940 ACT. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    15. HEADINGS. The headings in this Agreement are intended solely as a convenience, and are not intended to modify any other provision herein.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    FIRST INVESTORS MANAGEMENT
Attest:                             COMPANY, INC.


                                    By:_________________________________________
Carol Lerner Brown, Secretary       Kathryn S. Head, President



                                    FIRST  INVESTORS  [ ] FUND,  on  behalf of
                                    First Investors [ ] Fund
Attest:

                                    By:_________________________________________
                                    Kathryn S. Head, President



                                    PARADIGM CAPITAL MANAGEMENT, INC.

Attest:                             ____________________________________________


                                    By:

                            FIRST INVESTORS [ ] FUND
                              SUBADVISORY AGREEMENT


                                   SCHEDULE A

The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors [ ] Fund allocated to it by the Adviser shall be computed in the following manner.

     1. The daily net assets of the of First Investors Special Situations Fund and First Investors Discovery Fund shall first be added together;
     2. An aggregate fee shall then be computed on the sum as if the two funds were combined using the following schedule:
        a. 0.40% of the first $50 million;
        b. 0.30% of the next $200 million; and
        c. 0.25% on the balance over $250 million.
     3. The fee payable under this Agreement shall then be computed by multiplying the aggregate fee by the ratio of the net assets of First Investors [ ] Fund to the sum of the net assets of both funds.

The balance of the aggregate fee will be paid pursuant to a separate subadvisory agreement among the Adviser, the Subadviser, and First Investors [ ] Fund. First Investors [ ] Fund shall have no responsibility for any obligation arising under that agreement.


Dated:

                           FIRST INVESTORS SERIES FUND
                             SPECIAL SITUATIONS FUND
               PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 26, 2005

  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN, DATE,
            AND RETURN THE PORTION BELOW IN THE ENCLOSED ENVELOPE TO:

                                Proxy Department
                      Administrative Data Management Corp.
                                 581 Main Street
                       Woodbridge, New Jersey 07095-1198

 YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF FURTHER SOLICITATIONS.

Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, an authorized person must sign in full the corporate or partnership name.

--------------------------------------------------------------------------------

                          FIRST INVESTORS SERIES FUND
                             SPECIAL SITUATIONS FUND
               PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD of Trustees of the Special Situations Fund, a series of First Investors Series Fund ("Fund"). The undersigned appoints as proxies Ruta M. Carroll and Geeta Napoli, with power of substitution, to vote all the undersigned's shares in the Fund at the Special Meeting of Shareholders to be held on January 26, 2005, at 10:00 a.m. Eastern Time at 95 Wall Street, New York, New York 10005, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. If you sign the proxy without marking any box, your proxy shall be deemed to grant authority to vote "FOR" the proposals specified below. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.


1. To approve a subadvisory agreement among First Investors Series Fund, First Investors Management Company, Inc. ("FIMCO"), and Paradigm Capital Management, Inc.
      FOR    / /      AGAINST    / /      ABSTAIN    / /

2. To permit FIMCO, the Fund's manager, and the Fund's Board of Trustees to appoint and replace subadvisers, to enter into and to amend subadvisory agreements on behalf of the Fund without further shareholder approval.
      FOR    / /      AGAINST    / /      ABSTAIN    / /


                      ------------------------------------             ---------
                      Signature (owner, trustee, custodian, etc.)      Date

                      ------------------------------------             ---------
                      Additional Signature if held jointly             Date